WAMU MERGER FACTS                                                APRIL 2, 1997

                            Delivering Growth & Value

The merger of Washington Mutual and Great Western rests on the premise that delivering long-term shareholder value requires a forward-looking strategy, a fundamental and strategic business plan, and a long-term perspective. Our combination offers just that, and we expect our future results to reflect the soundness of this thinking, which is based on the following key propositions:

Future prospects should be fueled by sound business fundamentals, rather than financial engineering.

Built upon fundamental, strong and already growing core operating earnings, our merger is projected to be 15% accretive to earnings in 1999. Expense reductions will be meaningful and achievable. Our enhanced revenue will be fueled by our strong capital- generating, technological and marketing capabilities.
Enduring growth requires a strong, low-risk balance sheet.

Our combined institution will have a balance sheet "structured for the future," not one that resembles the riskier balance sheets common to others in our industry in the past.

Success in a rapidly evolving financial services industry requires strong management with a proven track record.

Our acquisition experience is unique -- since 1988, Washington Mutual has closed 20 transactions, including 10 whole bank acquisitions in the last five years. Each of our transactions has been integrated within six months.

Building an institution with geographic reach and diverse product offerings is essential to maintaining shareholder value. The combination of our complementary franchises and product offerings is more appropriate at this point in our industry's evolution than "slash-and-burn" cost cuts.

Our approach builds a financially sound institution with diversity and strength, which is well-positioned to deliver value now and into the future. Judge our merger on its merits.

                            Support Growth and Value.
                        Support the WAMU/GWF Combination.



This press release contains forward-looking statements regarding the benefits of the merger of Washington Mutual and Great Western, including cost savings to be realized, earnings accretion, transaction charges and additional loan-loss reserves and revenue enhancement opportunities following the merger. Actual results may vary materially from the forward-looking statements as described in Washington Mutual's Current Report on Form 8-K dated March 6, 1997, and its Form S-4 Registration Statement dated March 13, 1997, to which reference is made. These factors include without limitation possible delays in integration of Great Western operations into Washington Mutual's, increases in interest rates which could reduce net interest margin, competitive factors which could adversely affect consumer banking strategy and general economic conditions which negatively impact the volume of loan origination and amount of loan losses.

Washington Mutual ("Washington Mutual") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western Financial Corporation ("Great Western") and a wholly-owned subsidiary of Washington Mutual pursuant to which each outstanding share of Great Western common stock would be converted into 0.9 shares of Washington Mutual common stock (the "Merger"). The participants in this solicitation may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr., and James H. Stever); the following executive officers of Washington
Mutual: Craig S. Davis, Steven P. Freimuth, Lee D. Lannoye, William A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc Kittner and Douglas
G. Wisdorf. As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual, respectively. The remaining participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities.

Other participants in the solicitation include Great Western and may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christi, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson, Carl F. Geuther, Michael M. Pappas, A. William Schenck III, Ray
W. Sims, and Jaynie M. Studenmund; and the following other members of management of Great Western: Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows, and John A. Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James
F. Montgomery and John F. Maher beneficially owned 680,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities. Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brother's role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the
normal course of its business Lehman Brothers regularly buys and sells Washington Mutual Securities and Great Western Securities for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities, or option contracts or other derivatives in or relating to Washington Mutual Securities or Great Western Securities. As of March 14, 1997, Lehman Brothers held positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 224 of Washington Mutual's common shares; (ii) net "long" 27,434 shares of Washington Mutual's 9.12% preferred stock; (iii) net "long" 124,964 shares of Washington Mutual's 7.60% preferred stock; (iv) net "long" 12,629 of Great Western's common shares; and (v) net "long" 160,000 shares of Great Western's 8.30% preferred.

Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H. F. Ahmanson & Company, for which they received and may receive substantial fees. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that
Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sachs's role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vittorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Alex Sun, Christopher Del-Moral Niles and Kavita Gupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell securities issued by Great Western and its affiliates ( "Great Western Securities") and Washington Mutual and its affiliates ("Washington Mutual Securities") for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts or other derivatives in or relating to Great Western Securities or Washington Mutual Securities.

As of March 31, 1997, Goldman Sachs held positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 18,173 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 shares of Washington Mutual's common stock. As of March 31, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 6,026 of Great Western's common shares; (ii) net "long" 150 shares of Great Western's 8.30% preferred stock; and (iii) net "long" 1,526 of Washington Mutual's common shares.